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                                   EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-89927 and No. 333-89929) and the Registration Statement on Form S-3 (No. 333-72649 as amended, and No. 333-50016) of Penn Treaty American Corporation of our report dated April 2, 2001 relating to the financial statements, which appear in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
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    PricewaterhouseCoopers LLP


Philadelphia, Pennsylvania
April 2, 2001